CrossAmerica Partners LP Declares Increase of Quarterly Distribution

● An increase of $0.015 per unit increase from prior quarter, representing a 2.7% increase from previous quarterly distribution per unit

● Consistent with previously announced guidance of increasing distributions per unit attributable to 2015 by 7% to 9% over 2014
ALLENTOWN, PA (August 24, 2015) – CrossAmerica Partners LP (NYSE: CAPL), announced today that the Board of Directors of its general partner has approved a quarterly distribution of $0.5625 per unit attributable to the second quarter of 2015 (annualized $2.25 per unit), representing a 2.7% increase in the Partnership’s cash distribution per unit from $0.5475 per quarter ($2.19 per unit annualized) paid with respect to the first quarter of 2015.  The distribution attributable to the second quarter is payable on September 11, 2015 to all unitholders of record on September 4, 2015.
“As we stated when we released our second quarter earnings earlier this month, we generated our highest distributable cash flow to date of $14.3 million thanks to strong cash contribution from our wholesale fuel, rental income, and retail operations segments,” said Joe Topper, CEO of CrossAmerica Partners. “This 1.5 cent per unit increase in our quarterly distribution is consistent with our previously provided guidance to increase distributions per unit attributable to 2015 by 7%-9% over 2014.”
In addition, the Partnership plans to declare future quarterly distributions in conjunction with the release of its quarterly financial results. “We have modified our distribution announcement policy to reduce the time between the end of a quarter and the subsequent announcement and payment of distributions to our unit holders,” said Kim Lubel, Chairman of the Board of CrossAmerica's general partner and Chairman and CEO of CST Brands, Inc. “We continue to be pleased with the operational performance and cash flow generation of the Partnership and look forward to further growth in distributable cash flow and distributions to unit holders in years to come.”
About CrossAmerica Partners LP
CrossAmerica Partners, headquartered in Allentown, PA, is a leading wholesale distributor of motor fuels and owner and lessee of real estate used in the retail distribution of motor fuels. Its general partner, CrossAmerica GP LLC, is a wholly owned subsidiary of CST Brands, Inc., one of the largest independent retailers of motor fuels and convenience merchandise in North America. Formed in 2012, CrossAmerica Partners distributes fuel to over 1,100 locations and owns or leases nearly 750 sites in twenty-one states: Pennsylvania, New Jersey, Ohio, Florida, New York, Massachusetts, Kentucky, New Hampshire, Maine, Tennessee, Maryland, Delaware, Illinois, Indiana, West Virginia, Virginia, Texas, Minnesota, Michigan, Wisconsin, and South Dakota. The Partnership has long-term established relationships with several major oil brands, including ExxonMobil, BP, Shell, Chevron, Sunoco, Valero, Gulf and Citgo. CrossAmerica Partners ranks as one of ExxonMobil’s largest distributors by fuel volume in the United States and in the top 10 for additional brands. For additional information, please visit www.crossamericapartners.com.
Safe Harbor Statement
Statements contained in this release that state the Company’s or management’s expectations or predictions of the future are forward-looking statements. The words “believe,” “expect,” “should,” “intends,” “estimates,” “target” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see CrossAmerica’s Form 10-Q or Form 10-K filed with the Securities and Exchange Commission and available on the CrossAmerica's website at www.crossamericapartners.com. The Partnership undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.
Note to Non-United States Investors: This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100%) of CrossAmerica Partners LP’s distributions to non-U.S. investors as attributable to income that is effectively connected with a United States trade or business. Accordingly, CrossAmerica Partners LP’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.
Contacts
Investors: Karen Yeakel, Investor Relations, 610-625-8005
Randy Palmer, Investor Relations, 210-692-2160